Exhibit (l)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

June 25, 2019

BlackRock Science and Technology Trust II

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Science and Technology Trust II

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Science and Technology Trust II, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain of its Shares covered by the Basic Registration Statement (as defined below) (the “Offered Shares”), and the registration under the Securities Act of certain of its Shares covered by the Rule 462(b) Registration Statement (as defined below) (the “462(b) Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of February 20, 2019 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Trust’s Registration Statement on Form N-2 (Registration No. 811-23428) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) under the Securities Act, and under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “Rule 462(b) Registration Statement”); the Trust’s Registration Statement on Form N-2 (Registration Nos. 333-229897 and 811-23428) as filed on February 27, 2019 with the Commission under the Securities Act and under the Investment Company Act, as amended by Pre-Effective Amendment No. 1 under the Securities Act and Amendment No. 1 under the Investment Company Act as filed on May 15, 2019 with the Commission, as further amended by Pre-Effective Amendment No. 2 under the Securities Act and Amendment No. 2 under the Investment Company Act as filed on May 29, 2019 with the Commission, and as further amended by Pre-Effective Amendment No. 3 under the Securities Act and Amendment No. 3 under the Investment Company Act as filed on June 24, 2019 with the Commission (as so amended, the “Basic Registration Statement”), including the Prospectus of the Trust included in the Basic Registration Statement (the “Prospectus”); the Notification of Registration Form N-8A (File No. 811-23428) of the Trust as filed on February 26, 2019 with the Commission under the Investment Company Act (the “Investment Company Act Notification”); the Underwriting

BlackRock Science and Technology Trust II

June 25, 2019

Agreement to be entered into between the Trust, BlackRock Advisors, LLC and the representatives of the several Underwriters named therein, filed as an exhibit to the Basic Registration Statement (the “Underwriting Agreement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 20, 2019 (the “Trust Certificate”); the Governing Instrument; resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on May 1, 2019 (the “Resolutions”); and the Bylaws of the Trust effective as of February 20, 2019 (the “Bylaws” and, together with the Governing Instrument, the Rule 462(b) Registration Statement, the Basic Registration Statement (including the Prospectus), the Investment Company Act Notification, the Underwriting Agreement, the Trust Certificate and the Resolutions, the “Governing Documents”). In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption by the Trustees of the Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for the Shares (including the Offered Shares and the 462(b) Shares), and the application of such consideration, as provided in the Governing Documents, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of the Shares (including the Offered Shares and the 462(b) Shares); (iv) that no event has occurred that would cause a termination or dissolution of the Trust or any series or class thereof; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (viii) the taking of all appropriate action by the Trustees to designate the series and classes of the Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (ix) that the Shares referenced in the Prospectus are the Offered Shares and the 462(b) Shares; (x) that all blanks in the Underwriting Agreement will be duly filled in and all exhibits, schedules and other attachments provided for in the Underwriting Agreement will be duly completed and attached and will not be inconsistent with the opinion stated herein; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or

BlackRock Science and Technology Trust II

June 25, 2019

state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the 462(b) Shares, when issued and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued and fully paid, and non-assessable Shares (except to the extent that under Section 3.8 of the Governing Instrument, the Trustees have the power to cause each Shareholder or each Shareholder of any particular series to pay directly, in advance or arrears, for certain charges of the Trust’s custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder).

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Rule 462(b) Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder or any person or entity granted reliance in the following sentence) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent; provided, that in the event that Willkie Farr & Gallagher LLP delivers its opinion to the Trust on or about the date hereof, which opinion addresses any matters of Delaware law addressed herein, it may rely on this opinion in connection therewith.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering